EXHIBIT 99.1

SMTC Reports Fourth Quarter Results

  Fourth quarter results exceed guidance for revenue, adjusted EBITDA and EPS
  Fourth quarter results of $71.1 million in revenue, $4.3 million in adjusted EBITDA, $2.9 million in net income, $5.5 million operating cash flow, and $0.18 EPS
  Presents Q1 guidance of $72-$74 million of revenue, $4.3 to $4.5 million of adjusted EBITDA, and $0.17-$0.19 adjusted EPS. Adjusted EPS is GAAP EPS excluding the effect of anticipated restructuring charges relating to the integration of the ZF Array Technology acquisition.
  Raises 2012 guidance to $14-16 million adjusted EBITDA, $250-270 million revenue, and $0.53 - $0.65 EPS, up from $13-15 million adjusted EBITDA, $240-260 million revenue, and $0.47 - $0.59 EPS prior guidance

TORONTO, March 7, 2012 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX) (TSX:SMX) ("SMTC"), a recognized global electronics manufacturing services provider, announces today 2011 fourth quarter and full year unaudited results.

Revenue for the quarter was $71.1 million and increased sharply over third quarter revenues due to increased demand from both existing and new customers, as well as from the recently completed ZF acquisition. Gross margins increased from 8.7% to 10.9%.

"Despite solid fourth quarter results, we see room for improvement on both the revenue and margin front moving forward. These results reflect the efforts made during our first six months to right size costs, drive new business, and make our culture more customer-centric," stated Co-Chief Executive Officer, Alex Walker. "We expect to leverage our fixed cost infrastructure as we grow to further improve gross and operating margins and to effectively manage working capital and reduce our debt through free cash generation."

Co-Chief Executive Officer Claude Germain added, "We have focused our restructuring efforts towards delivering more value to our customer, and have won more business from new and existing customers through the last six months of the year than in any of the past several years. This has had a significant impact on our Q4 and our expected 2012 results. We anticipate improved performance in 2012 in line with our guidance, while targeting a longer term annual organic revenue growth rate of 10%."

The Company is holding an earnings call today at 5:00 p.m. EST. Those wishing to listen to the teleconference should access the webcast at the investor relations section of SMTC's website www.smtc.com (http://www.smtc.com/).   A rebroadcast of the webcast will be available on SMTC's website following the teleconference.

Members of the investment community wishing to ask questions during the teleconference may access the teleconference by dialing 877-878-2794 or 615-800-6849 ten minutes prior to the scheduled start time.

Adjusted EBITDA and adjusted EPS are non-GAAP measures. Adjusted EBITDA is computed as net income from continuing operations excluding depreciation, restructuring charges, loss on extinguishment of debt, acquisition expenses, interest and income tax expense. SMTC Corporation has provided in this release non-GAAP calculations of adjusted EBITDA as supplemental information regarding the operational performance of SMTC Corporation's core business. Management uses these non-GAAP financial measures internally in analyzing SMTC Corporation's financial results to assess operational performance and liquidity as well as to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies. SMTC Corporation believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing SMTC Corporation's performance and when planning, forecasting and analyzing future periods. SMTC Corporation believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use them to help assess the health of our business. Non-GAAP measures are subject to material limitations as these measures are not in accordance with or an alternative for, Generally Accepted Accounting Principles and may be different from non-GAAP measures used by other companies. Because of these limitations, investors should consider adjusted EBITDA and adjusted EPS along with other financial performance measures, including revenue, net income and SMTC Corporation's financial results presented in accordance with GAAP.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes," "expect," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others discussed in the Company's most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, and Mexico, and a partnering relationship in China, with more than 1,800 full-time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/).

The SMTC Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9800

Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
	Three months ended		Twelve months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	January 1, 2012	January 2, 2011	January 1, 2012	January 2, 2011

Revenue	$ 71,108	$ 64,630	$ 220,351	$ 262,580
Cost of sales	63,375	57,701	199,008	233,061
Gross profit	7,733	6,929	21,343	29,519
Selling, general and administrative expenses	4,201	4,846	14,812	17,961
Restructuring charges (recoveries)	(115)	--	2,678	--
Loss on extinguishment of debt	--	--	300	--
Acquisition expenses	87	--	87	--
Unrealized (gain) loss on derivative financial instruments	(82)	--	43	--
Operating earnings	3,642	2,083	3,423	11,558
Interest expense	487	321	1,468	1,697
Earnings (loss) before income taxes	3,155	1,762	1,955	9,861
Income tax expense (recovery)
Current	121	260	583	544
Deferred	179	(3,023)	222	(3,033)
	300	(2,763)	805	(2,489)
Net earnings, also being comprehensive income	$ 2,855	$ 4,525	$ 1,150	$ 12,350

Basic earnings per share	$ 0.18	$ 0.29	$ 0.07	$ 0.82
Diluted earnings per share	$ 0.18	$ 0.28	$ 0.07	$ 0.79

Weighted average number of shares outstanding
Basic	16,202,861	15,764,679	16,136,114	15,072,425
Diluted	16,291,976	16,210,286	16,242,010	15,619,243

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	January 1, 2012	January 2, 2011
Assets

Current assets:
Cash	$ 2,635	$ 933
Accounts receivable - net	37,904	35,291
Inventories	52,648	42,413
Prepaid expenses	1,638	2,096
	94,825	80,733
Property, plant and equipment	15,355	13,891
Deferred financing costs	916	480
Deferred income taxes	3,200	3,323
	$ 114,296	$ 98,427

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 46,352	$ 42,921
Accrued liabilities	10,164	9,299
Income taxes payable	367	700
Current portion of long-term debt	4,014	3,705
Current portion of capital lease obligations	1,449	928
	62,346	57,553

Long-term debt	15,233	7,086
Capital lease obligations	2,150	959

Shareholders' equity:
Capital stock	5,631	5,903
Additional paid-in capital	257,583	256,723
Deficit	(228,647)	(229,797)
	34,567	32,829
	$ 114,296	$ 98,427

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended		Twelve months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	January 1, 2012	January 2, 2011	January 1, 2012	January 2, 2011
Operations:
Net earnings	$ 2,855	$ 4,525	$ 1,150	$ 12,350
Items not involving cash:
Depreciation	735	657	2,794	2,549
Loss on extinguishment of debt	--	--	300	--
Unrealized (gain) loss on derivative financial instrument	(82)	--	43	--
Deferred income taxes	179	(3,023)	222	(3,033)
Non-cash interest	119	55	285	247
Stock-based compensation	154	97	250	962
Gain on bargain purchase	--	--	(22)	--
Change in non-cash operating working capital:
Accounts receivable	(8,385)	577	1,349	2,397
Inventories	(156)	2,656	(3,248)	(5,387)
Prepaid expenses	(88)	(632)	738	26
Income taxes payable	(424)	146	(466)	160
Accounts payable	10,512	1,399	388	1,332
Accrued liabilities	77	1,004	(1,750)	2,404
	5,496	7,461	2,033	14,007
Financing:
Increase (decrease) in revolving debt	(1,235)	(9,199)	8,204	(14,538)
Repayment of long-term debt	(2,509)	(125)	(2,470)	(350)
Principal payment of capital lease obligations	(242)	(287)	(1,416)	(881)
Proceeds from sale and leaseback		--	--	435
Proceeds from issuance of common stock	--	1,178	317	1,980
Deferred financing costs	--	--	(1,021)	(100)
	(3,986)	(8,433)	3,614	(13,454)
Investing:
Purchase of property, plant and equipment	(478)	(203)	(912)	(1,209)
Acquistion of business, net of cash acquired	--	--	(3,033)	--
	(478)	(203)	(3,945)	(1,209)
Increase in cash	1,032	(1,175)	1,702	(656)
Cash, beginning of period	1,603	2,108	933	1,589
Cash, end of the period	$ 2,635	$ 933	$ 2,635	$ 933

Supplementary Information:

Reconciliation of Adjusted EBITDA

	Three months ended		Twelve months ended
	January 1, 2012	January 2, 2011	January 1, 2012	January 2, 2011
Net earnings	$ 2,855	$ 4,525	$ 1,150	$ 12,350
Add:
Interest	487	321	1,468	1,697
Income tax expense (recovery)	300	(2,763)	805	(2,489)
Depreciation	735	657	2,794	2,549
Restructuring charges (recoveries)	(115)	--	2,678	--
Loss on extinguishment of debt	--	--	300	--
Acquisition expenses	87	--	87	--
Adjusted EBITDA	4,349	2,740	9,282	14,107
CONTACT: Alex Walker
         President and Co-Chief Executive Officer, SMTC Corporation
         (905) 413.1190
         Email: investorrelations@smtc.com